Exhibit 99.2

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Josh Hallenbeck, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Pricing of Public Offering of Common Units

DENVER—(BUSINESS WIRE)—May 9, 2012—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that it priced a public offering of 8,000,000 common units at $55.28 per common unit. MarkWest has granted the underwriters a 30-day option to purchase up to 1,200,000 additional common units to cover the underwriters’ sale of additional common units, if any. MarkWest intends to use the net proceeds from the offering, after deducting underwriting discounts, commissions and offering expenses, of approximately $427.4 million, and any additional net proceeds from the exercise of the underwriters’ option,  to partially fund its acquisition of Keystone Midstream Services, LLC, which owns certain gas gathering and processing facilities located in Butler County, Pennsylvania (the “Keystone Acquisition”).  If MarkWest does not consummate the Keystone Acquisition, it intends to use the net proceeds from the offering, as well as any exercise of the underwriters’ option for general partnership purposes, including, but not limited to, funding capital expenditures and general working capital.

Morgan Stanley, BofA Merrill Lynch, Barclays, Citigroup, UBS Investment Bank and Wells Fargo Securities are acting as joint book-running managers for the offering. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. A copy of the prospectus supplement and accompanying base prospectus associated with the offering may be obtained from the underwriters as follows:

Morgan Stanley

Attn:  Prospectus Dept.

180 Varick Street, 2nd Floor

New York, New York 10014

Telephone: (866) 718-1649

Email: prospectus@morganstanley.com

BofA Merrill Lynch

4 World Financial Center

New York, NY 10080

Attn: Prospectus Department

Email: dg.prospectus_requests@baml.com

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, New York 11717

Telephone: (888) 603-5847

Email: barclaysprospectus@broadridge.com

Citigroup

Attn: Prospectus Dept.

Brooklyn Army Terminal

140 58th Street, 8th floor,

Brooklyn, NY, 11220

Telephone: (800) 831-9146

Email: batprospectusdept@citi.com

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-7275

Wells Fargo Securities

Attn: Equity Syndicate Dept.

375 Park Ave.

New York, New York 10152

Telephone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available on the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov. The common units are being offered pursuant to an effective shelf registration statement that MarkWest previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties, including the possibility that the Keystone Acquisition will not be consummated. Although MarkWest believes that the expectations reflected in the forward-looking statements are reasonable, MarkWest can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including MarkWest’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  MarkWest does not undertake any duty to update any forward-looking statement except as required by law.

Source: MarkWest Energy Partners, L.P.

MarkWest Energy Partners, L.P.

Frank Semple, Chairman, President & CEO

Nancy Buese, Senior VP & CFO

Josh Hallenbeck, VP of Finance & Treasurer

866-858-0482

investorrelations@markwest.com